UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 27, 2008
(Date of earliest event reported)

Motorola, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7221	36-1115800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road
Schaumburg, Illinois	60196
(Address of principal executive offices)	(Zip Code)
(847) 576-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2008 Motorola Incentive Plan
     On March 27, 2008, the Compensation and Leadership Committee (the “Committee”) of the Board of Directors of Motorola, Inc. (the “Company”) approved the 2008 Motorola Incentive Plan (the “2008 MIP”). Below is a summary of the key terms of the 2008 MIP.
     The 2008 MIP has been established to retain employees through competitive rewards, attract premier talent, align individual efforts with business goals, and reward employees for strong business performance. The 2008 MIP, which replaces the 2006 Motorola Incentive Plan, is based on successive calendar year performance periods commencing January 1, 2008. The 2008 MIP is being implemented pursuant to the terms and conditions of the Motorola Omnibus Incentive Plan of 2006.
     All full-time or part-time employees, including the named executive officers, of the Company in participating organizations and on the payroll of a participating country, other than participants in other annual group incentive or bonus plans, may participate in the 2008 MIP.
     A target award is established for each participant at the beginning of a plan year based on a percentage of the participant’s eligible earnings ranging from 0 to 220%. The award earned will be based on the achievement of stated business performance goals determined by the Committee and individual performance. Business performance will be measured based on operating earnings, operating cash flow, gross margin and such other factors as may be determined by the Committee. Awards will be calculated after the close of each plan year on which the awards are based. All earned awards will be paid in cash as soon as administratively practicable following the close of a plan year.
     The preceding summary of the 2008 MIP is qualified in its entirety by reference to the text of the plan, which is filed with this report as Exhibit 10.52 and incorporated herein.
Gregory Q. Brown 2008 Incentive Award
     On March 27, 2008, the Committee approved the terms and conditions of an additional cash-based pay-for-performance annual incentive award for calendar year 2008 (the “2008 Award”) for Gregory Q. Brown. As disclosed in the Company’s Current Report on Form 8-K filed on February 5, 2008, the Committee previously established Mr. Brown’s target award for the 2008 Award with a target payout at 130% of his eligible earnings. The 2008 Award will be based on achievement of stated business performance goals determined by the Committee. Business performance will be measured based on gross margin earned from new product introductions in the Company’s Mobile Devices business and operating earnings of the Mobile Devices business. The 2008 Award is subject to the terms and conditions of the 2008 MIP and may be paid separately or together with any other award that Mr. Brown earns under the 2008 MIP.
Motorola Long Range Incentive Plan of 2006
     On March 27, 2008, the Committee approved amendments to the terms and conditions of the Company’s Long Range Incentive Plan of 2006 (the “2006 LRIP”). The amendments to the 2006 LRIP (1) add the Company’s common stock price as a performance measure under the plan and (2) clarify that the Chief Executive Officer’s discretion to adjust the amount of a participant’s award does not extend to covered employees within the meaning of Section 162(m)(3) of the Internal Revenue Code.

     The preceding summary of the amendments to the 2006 LRIP is qualified in its entirety by reference to the text of the amended and restated plan, which is filed with this report as Exhibit 10.37 and incorporated herein.
Item 9.01. Financial Statements and Exhibits
(d)  Exhibits.

10.37	Motorola Long-Range Incentive Plan (LRIP) of 2006 (as Amended and Restated as of March 31, 2008).

10.52	2008 Motorola Incentive Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOTOROLA, INC.
By:	/s/ Greg A. Lee
Greg A. Lee
Senior Vice President, Human Resources

Dated: April 1, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit
10.37	Motorola Long-Range Incentive Plan (LRIP) of 2006 (as Amended and Restated as of March 31, 2008)

10.52	2008 Motorola Incentive Plan